Exhibit 99

				JOINT FILER INFORMATION

Joint Filer Name:
Bio*One Capital Pte Ltd.

Relationship to Issuer:	  10% Owner


Address:			    20 Biopolis Way, #09-01 Centros, Singapore 138668


Designated Filer:		   Biomedical Sciences Investment Fund Pte Ltd.


Date of Event
  Requiring Statement:	   April 18, 2006

Issuer Name
and Ticker
  or Trading Symbol:		Vanda Pharmaceuticals Inc. (VNDA)


Signature			    Bio*One Capital Pte Ltd.

						By: /s/ Sze Kuan Sim

						    -----------------------------------
						    Sze Kuan Sim,
Authorized Signatory



Joint Filer Name:		   EDB Investments Pte
Ltd.

Relationship to Issuer:		 10% Owner

Address:				  20
Biopolis Way, #09-01 Centros, Singapore 138668

Designated Filer:
Biomedical Sciences Investment Fund Pte Ltd.

Date of Event

Requiring Statement:		 April 18, 2006

Issuer Name and Ticker
  or
Trading Symbol:		Vanda Pharmaceuticals Inc. (VNDA)

Signature				 EDB
Investments Pte Ltd.

						By: /s/ Sze Kuan Sim

-----------------------------------
						    Sze Kuan Sim, Authorized
Signatory